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         Re:      Stock Performance Rights

Dear ______:


         I am pleased to inform you that the Compensation Committee of the Board of Directors of Lawson Products, Inc. (the "Company") has awarded to you a Stock Performance Right ("SPR") under the Company's Amended Stock Performance Plan ("Plan") in recognition of your valued service to the Company and as an inducement for your continued contribution to the profitability and success of the Company. A complete copy of the Plan is available through the Secretary of the Company.

         The SPR will entitle you to a cash payment equal to the appreciation in the fair market value of ________ shares of the Company's Common Stock over a period of time. The fair market value of the Company's Common Stock is now $______, (fair market value is the closing price for the Company's Common Stock, as reported on NASDAQ, for the relevant date).

         Your SPR will vest in five equal annual installments on the first, second, third, fourth and fifth anniversaries of the date of its grant, provided that you remain employed by, a member of the Board of Directors of, or a consultant to, Lawson, as the case may be.


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         The SPR will be fully vested in the event of (a) your death or disability, or, if you are an employee of Lawson, your normal retirement, (b) your retirement from the Board of Directors of Lawson, if you are a director, or
(c) upon a change of control (as defined in the Plan).

         You may exercise your SPR, to the extent it is then vested, and receive the appreciation in fair market value of the underlying Common Stock in cash at any time on or before ten years from the date hereof, provided you are still employed by, a member of the Board of Directors of, or a consultant to, the Company, as the case may be. The notice of your exercise must be in writing and delivered to the Secretary of the Company and will be effective (and the amount of the appreciation to be paid will be fixed) upon receipt.

         Any amount earned during the appreciation period will be paid to you within 30 days of the date of your exercise, subject to withholding, if applicable.

         Your SPR does not entitle you to receive dividends, vote or exercise any of the other rights of a holder of Common Stock of the Company.

         In the event of a stock dividend, stock split, or other change in the Company's Common Stock by reason of recapitalization, reorganization or like transaction, the Company will make an appropriate adjustment in the number and value of your SPR shares. However, no adjustment will be made if the number of shares of outstanding Common Stock is changed as a result of a purchase of shares by the Company for their fair value or as a result of the issuance of additional shares of Common Stock for their fair value. For these purposes the determination of the Company's Board of Directors that shares are acquired or issued for their fair value will be final and conclusive.

         If you die or become permanently disabled, or if you are an employee of Lawson and you retire prior to exercise, or if you are a director of Lawson and you retire from the Board of Directors, your SPR will become fully vested but

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must be exercised during the one-year period from the date of death, disability or retirement. Unless you or your beneficiary elect to exercise the SPR and receive payment earlier, you or your beneficiary will be deemed to exercise the SPR on the last day of the one-year period and receive payment of the appreciation, if any, measured to that date. You may designate one or more beneficiaries by writing filed with the Secretary of the Company. Beneficiaries may be named contingently or successively and may share in different proportions if so designated.

         If you are an employee of Lawson and your employment is terminated for any reason other than death, disability or retirement, or if you are a consultant to Lawson and your consultancy terminates for any reason other than death or disability, your SPR will be deemed to be exercised on the date of termination, but only to the extent then vested by its terms, and you will be entitled to the appreciation in fair market value, if any, of the underlying Common Stock measured to such date.

         If you are an employee of or a consultant to Lawson, nothing in this SPR shall confer on you any right to continue in the employ of or remain a consultant to the Company or to interfere with the right of the Company to terminate your relationship at any time.

         The Company's obligation with respect to this right will not be funded or secured in any manner, nor will your right to receive payments be assignable or transferable, voluntarily or involuntarily, except as expressly provided herein.

         The Company shall be entitled to withhold the amount of any tax attributable to any amount payable hereunder, if applicable.

         This SPR will be construed in accordance with and governed by the laws of the State of Delaware.

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         If you have any questions with respect to this SPR, please feel free to call me.

                                                     Very truly yours,



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